UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

DEER VALLEY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	000-05388	20-5256635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

205 Carriage Street, Guin, Alabama 35563

(Address of principal executive offices) (Zip code)

(205) 468-8400, ext. 107

(Registrant’s Telephone Number, Including Area Code)

3030 N. Rocky Point Drive W, Suite 150, Tampa, FL 33607

(Former name or former address, if changed since last report)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to “we,” “us,” “Deer Valley” and the “Company” are to Deer Valley Corporation, a Florida corporation.

Item 1.01.	Entry into a Material Definitive Agreement

See description in Item 5.02 below.

Item 5.02.	Departure of Principal Officers

Charles G. Masters resigned as the Chief Executive Officer and President of the Company effective December 31, 2014. Mr. Masters’ resignation is due to his retirement and not as the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company and Mr. Masters entered into a severance agreement effective December 31, 2014. In accordance with the terms and condition of the severance agreement, (i) the Company made a lump sum severance payment of $100,000 to Mr. Masters, and (ii) Mr. Masters provided a customary general release of all known and unknown claims against the Company.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

(d)	Exhibits

99.1	Press Release: Deer Valley Corporation Announces the Retirement of its Chief Executive Officer and President

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEER VALLEY CORPORATION

By:	/s/ John Steven Lawler
Name:	John Steven Lawler
Title:	Chief Financial Officer
Dated:	January 6, 2015

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